EX-28.e.2

AUTHORIZED PARTICIPANT AGREEMENT
DIMENSIONAL ETF SHARES
This Authorized Participant Agreement (the “Agreement”) is entered into by and between DFA Securities LLC (the “Distributor”) and __________________ (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”) and agreement by DFA Investment Dimensions Group Inc., a Maryland corporation and Dimensional Investment Group Inc., a Maryland corporation, (each a “Trust” and collectively, the “Trusts”) that are series trusts offering a number of portfolios of securities, solely with respect to Sections 4(c) and 13(c) herein. The Distributor, the Transfer Agent and the Participant acknowledge and agree that, except with respect to Sections 4(c) and 13(c), the Trust otherwise shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of the class of exchange-traded shares that operate as an exchange-traded fund (sometimes referred to as “ETF Shares”), of each of the separate investment portfolios of the Trust offering such ETF Shares (each such portfolio a “Fund” and collectively, the “Funds”).
Capitalized terms used but not defined herein are defined in the current prospectus pertaining to ETF Shares for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).
This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units of ETF Shares through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).
Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of ETF Shares, to facilitate a creation or redemption through it by a Participant client, or to sell or offer to sell the ETF Shares.
The parties agree as follows:
1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT
(a) The Participant represents and warrants that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the

“Orders”), (i) through the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.
The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus, Attachment B and Section 2 of this Agreement.
(b) The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).
The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with FINRA rules and regulations, and the securities laws of any jurisdiction in which it sells ETF Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the ETF Shares; and (iii) not offer or sell ETF Shares of any Fund in any state or jurisdiction where such ETF Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement.  The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

 (c)  In the event ETF Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells ETF Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the requirements of FINRA, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the ETF Shares.
(d)  The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of ETF Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in ETF Shares, whether or not participating in the distribution of ETF Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the ETF Shares.
(e) The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Trust or its designee, including the Distributor, in ascertaining certain information regarding sales of ETF Shares made by or through the Participant upon the request of the Trust or its designee, including the Distributor, necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.
2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS
(a) All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments.  The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement.  If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.
(b) Phone lines used in connection with Orders will be recorded.  The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy.  If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.
(c) The Participant acknowledges and agrees that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent and the Distributor on behalf of the Funds each reserve the right to reject any Order in accordance with the Prospectus.
(d) The Participant understands that a Creation Unit generally will not be issued until the requisite cash (the “Cash Component”) and/or the designated basket of securities, including any cash in lieu (the “Deposit Securities”); the applicable Transaction Fee, which includes a standard transaction fee and any additional variable fee, if applicable; and taxes are transferred to the Trust on the Contractual Settlement Date (defined below) in accordance with the Prospectus.

(e) With respect to any Redemption Order, the Participant agrees to return to a Fund any dividend, interest, distribution, or other corporate action paid to the Participant in respect of any security that is transferred to the Participant (each, a “Fund Instrument”) that, based on the valuation of such Fund Instrument at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Fund. The Participant also agrees that, alternatively, a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, interest, distribution, or other corporate action to be paid to the Participant in respect of any Fund Instrument that is transferred to the Participant that, based on the valuation of such Fund Instrument at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Distributor agrees, on behalf of the Trust, to return to the Participant any dividend, interest, distribution, or other corporate action paid to a Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant.
3. AUTHORIZATION OF TRANSFER AGENT
With respect to Orders submitted through the CNS Clearing Process or the DTC, as applicable, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC or the DTC, as applicable, on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent.  The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC or the DTC, as applicable, as though such instructions were issued by the Participant directly to the NSCC or the DTC, as applicable; provided, however, that the Participant shall not be held liable for any loss, liability, cost, or expense resulting from communication errors occurring between the Transfer Agent and the NSCC or the DTC, as applicable, to the extent that such instructions between the Transfer Agent and the NSCC or the DTC, as applicable, do not accurately reflect in all material respects, due solely to the gross negligence, bad faith or willful misconduct of the Transfer Agent, the instructions communicated by the Participant to the Transfer Agent.

4. MARKETING MATERIALS AND REPRESENTATIONS.
(a) The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or ETF Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.
(b) The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the ETF Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor, or (ii) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and Participant and such Marketing Materials comply with applicable FINRA rules and regulations. The Participant further acknowledges and agrees that (x) the ETF Shares shall not be marketed as a mutual fund investment; (y) Marketing Materials may refer to ETF Shares as an interest in an investment company or a Fund, but shall not make reference to a “mutual fund” except to compare or contrast the ETF Shares with shares of a mutual fund; and (z) where appropriate, there may be express disclosure that ETF Shares are not a mutual fund product. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.
(c) The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the ETF Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the ETF Shares under the 1933 Act; (v) ETF Shares will be approved for listing on a national securities exchange or association; (vi) it will not lend securities pursuant to any securities lending arrangement that would prevent it from settling a Redemption Order when due; and (vii) it will not name the Participant in the Prospectus without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Prospectus, within a reasonable amount of time upon the termination of this Agreement, the Trust shall remove any reference to the Participant from the Prospectus.
(d) The Distributor represents and warrants that (i) any and all Marketing Materials prepared on behalf of the Trust, including by the Funds’ adviser, and provided to the Participant in connection with the offer and sale of ETF Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable FINRA rules and regulations, and will not contain any untrue statement of a material fact related to a Fund or the ETF Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) it will not name the Participant in Marketing Materials or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Marketing Materials or on the Funds’ website, within a reasonable amount of time upon the termination of this Agreement, (1) the Distributor shall remove any reference to the Participant from the Marketing Materials, and (2) the Distributor shall promptly update the Funds’ website to remove any identification of the Participant as an authorized participant of the Trust.
(e) Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through the Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by the Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5. TITLE TO SECURITIES; RESTRICTED SHARES
The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.
6. CASH COMPONENT
The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component, and neither the custodian nor any sub-custodian shall be under any obligation to advance any such amounts. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.
7. PAYMENT OF CERTAIN FEES AND TAXES.
(a) In connection with Orders of Creation Units, the Participant agrees to pay the Transaction Fee applicable to the transaction as set forth in the Prospectuses. The Trust reserves the right to adjust any Transaction Fee subject to any limitations in the Prospectuses and upon reasonable advance notice to the Participant.
(b) In connection with Orders of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of ETF Shares or Deposit Securities.  The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement.  To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.  This paragraph (b) shall survive the termination of this Agreement.
8. ROLE OF PARTICIPANT
(a) Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds, Transfer Agent or the Distributor in any matter or in any respect under this Agreement.  The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Trust or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.
(b) The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.
(c) The Participant represents that from time to time, it may be a beneficial owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of shares of a Fund (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Fund shares (regardless of class) with no input from the Participant. For the purposes of this Section 8(c), beneficially owned Fund shares shall not include those Fund shares for which the Participant is the record owner but not the Beneficial Owner. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement. Upon request of the Distributor and in connection with the exercise of the proxy granted herein, the Participant shall disclose the number of Fund shares beneficially owned by the Participant on any record date established by the Trust.
 (d) The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001 and sanctions issued by the Office of Foreign Assets Control or similar authority, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9. AUTHORIZED PERSONS OF THE PARTICIPANT
(a) Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Transfer Agent or the Distributor, the Participant shall deliver to the Distributor and the Transfer Agent a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant.  Such certificate may be relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate.  Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent, and such notice shall be effective upon receipt by the Transfer Agent and the Distributor and once the Transfer Agent provides confirmation to the Participant that the requested change was implemented.  All notices required or permitted to be given pursuant to this Section 9 should be provided in the form of electronic mail to the Transfer Agent at etfspecialtrades_ta_inq@statestreet.com and to the Distributor at ETFDistributor@dimensional.com.

(b) The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Trust, Transfer Agent, and Distributor issued by the Participant through the Authorized Person shall be authenticated.  The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Trust, Transfer Agent, and Distributor.  If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent.  If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued.  Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c) The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant.  The Participant agrees that none of the Distributor, the Transfer Agent, the Trust or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for any Loss (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent and the Distributor previously received from Participant written notice to revoke such Authorized Person’s PIN Number and the Transfer Agent confirmed such revocation as set forth in paragraph (a) of this section.  This paragraph (c) shall survive the termination of this Agreement.

10. REDEMPTIONS
(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940.
(b) The Participant represents, warrants and agrees that, upon its demand to redeem any Creation Unit of ETF Shares of any Fund, the Participant or the party for which it is acting, as the case may be, owns (within the meaning of Rule 200 of Regulation SHO) or has borrowed or has arranged to borrow the number of ETF Shares of the relevant Fund to be redeemed as a Creation Unit; in each such case, the ETF Shares will be delivered to the Fund on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Participant acknowledges that: (i) it or, if applicable, its Participant Client, has or will have full legal authority and legal right to deliver the requisite number of ETF Shares of the relevant Fund to be redeemed as a Creation Unit on the Contractual Settlement Date; (ii) it has or, if applicable, its Participant Client has, full legal authority and legal right to receive the entire proceeds of the redemption on the Contractual Settlement Date; and (iii) if such ETF Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such ETF Shares being submitted for redemption, there are no restrictions precluding the delivery of such ETF Shares (including borrowed ETF Shares, if any) for redemption, free and clear of liens, on the Contractual Settlement Date. In the event that the Distributor, the Trust and/or the Transfer Agent reasonably believes that the Participant does not own or have available for delivery the requisite number of  ETF Shares to be redeemed as a Creation Unit to deliver by the Contractual Settlement Date, the Trust, the Distributor and/or the Transfer Agent may require the Participant to deliver or execute supporting documentation evidencing ownership of sufficient ETF Shares, or its right to deliver sufficient ETF Shares of the relevant Fund, in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, the Trust and/or the Transfer Agent, in their sole discretion, then the Trust and/or the Distributor or the Transfer Agent, upon consultation with the Trust, may reject without liability the Participant’s Redemption Order. Failure to deliver or execute the requested supporting documentation may result in the Participant’s Redemption Order being rejected as not in proper form.
(c) The Participant understands that ETF Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.
(d) In the event that the Participant receives Fund Instruments, which includes cash in lieu of all or a portion of investments as provided in the Prospectus, the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Instruments to the Fund, unless the parties otherwise agree.
11. BENEFICIAL OWNERSHIP
(a) The Participant represents and warrants that, based upon the number of outstanding ETF Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding ETF Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities, so as not to cause the relevant Fund to have a basis in the Deposit Securities different from the market value of the Deposit Securities on the date of the deposit, pursuant to Section 351 and 362 of the Code.
(b) A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the ETF Shares by the Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding ETF Shares by a Beneficial Owner.
12. OBLIGATIONS OF PARTICIPANT
(a) Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of ETF Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.
(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.
(c) The Participant represents, covenants and warrants that it will not exercise or attempt to exercise a controlling influence over the management policies of a Fund and has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund, except under Section 2(a)(3)(C) of the Investment Company Act of 1940 due to ownership of ETF Shares.
13. INDEMNIFICATION
This Section 13 shall survive the termination of this Agreement. For the avoidance of doubt, any Loss (as defined below) incurred by an indemnified party shall be limited by the provisions of this Section 13 and Section 14 below.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party taken in reliance upon any instructions reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; (v) the Participant’s failure to complete an Order that has been accepted; or (vi)(1) any representation by the Participant, its employees or its agents or other representatives that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or sale of ETF Shares and (2) any untrue statement of a material fact contained in any materials prepared by Participant or its affiliates as described in Section 4 hereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the ETF Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor, or is based upon written information provided by the Trust or the Distributor. The Participant agrees that solely with respect to its agreement to indemnify and hold harmless the Transfer Agent, its subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act, Sections 13(a)(i), 13(a)(ii), and 13(a)(iii) of the Agreement shall be read to exclude the term “material”.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any material failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as Distributor, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by one or more Distributor Indemnified Parties.

 (c) The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in Section 4(c). All ETF Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the ETF Shares shall be limited to the corresponding assets of such Fund.

(d) An indemnifying party shall not be liable under the indemnity agreement contained in this Section 13 with respect to any claim made against any indemnified party unless the indemnified party shall have notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).  However, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to any indemnified party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section 13 and shall only release it from such liability under this Section 13 to the extent it has been materially prejudiced by such failure to receive notice.

(e) In no case is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(f) The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party, defendant or defendants in the suit. If the indemnifying party assumes the defense of any such suit and retains counsel, the indemnified party shall bear the fees and expenses of any additional counsel that it retains. If the indemnifying party does not assume the defense of such suit, or if the indemnified party has been advised by counsel that it may have available defenses or claims that are not available to or conflict with those available to indemnifying party, the indemnifying party will reimburse the indemnified party for the reasonable fees and expenses of the counsel that such indemnified party retains.

(g) No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

14. LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a) In no event shall the Distributor, the Transfer Agent, the Trust or the Participant be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b) Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; provided that such failure or delay was not the result of such party’s failure to

maintain and implement its disaster recovery/business continuity plan.   Each of the Distributor, the Transfer Agent, and the Participant confirms that it has implemented, maintains and tests, not less than annually, disaster recovery/business continuity plans.

(c) The Trust, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Trust, the Distributor or the Transfer Agent be liable for any losses incurred as a result of unauthorized use of any PIN.

(d) In the absence of bad faith, gross negligence or willful misconduct on its part, the Distributor whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder.  The Distributor shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. As to the Transfer Agent, in the absence of bad faith, gross negligence or willful misconduct on its part, whether acting directly or through its agents, affiliates or attorneys, the Transfer Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(f) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g) Neither the Trust, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent.

15. INFORMATION ABOUT DEPOSIT SECURITIES
On each day that the Trust is open for business the names and amounts of Deposit Securities to be included in a Fund Deposit, excluding any non-conforming (or “custom”) Fund Deposit, for each Fund will be published in accordance with industry standard and applicable regulatory requirements.
16. RECEIPT OF PROSPECTUSES BY PARTICIPANT
The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

17. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES
The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at the applicable Fund’s website.  The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers.  As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.
The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.
18. NOTICES
Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, e-mail or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, e-mail or facsimile numbers indicated below the signature line of such party.
19. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT
(a) This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Trust, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.
(b) No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that, a party may assign its rights under this Agreement to an affiliate with prior written notice to the other parties hereto.
(c) This Agreement may not be amended except by a writing signed by all the parties hereto; provided, however, that the Distributor reserves the right at any time and from time to time to modify or amend any or all of the provisions of this Agreement that do not adversely affect the rights, duties or responsibilities of the Participant or the Transfer Agent without the Participant’s or Transfer Agent’s consent, respectively, in writing; provided, however, that in such a scenario the Distributor adheres to the following procedures: the Distributor will provide a copy of any such amendment to the Participant and/or the Transfer Agent, as applicable, and if neither the Participant nor the Transfer Agent objects in writing to the amendment solely on the basis that it adversely affected the rights, duties or responsibilities of the Participant or Transfer Agent, respectively, within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.  Any such amendment transmitted by e-mail shall be deemed received at the time of transmission, provided that the Distributor receives no bounce-back or similar error upon transmission.
This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust offering ETF Shares, such that no amendment shall be required in the event that the Trust creates new Funds offering ETF Shares or terminates existing Funds offering ETF Shares, provided, however, that the Distributor shall provide notice to the Participant of the creation or termination of such Funds.
20. GOVERNING LAW
This Section 20 shall survive the termination of this Agreement.
This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any Delaware state court or United States Federal court sitting in Delaware having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereto irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of or related to this Agreement.
21. COUNTERPARTS
This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.
22. SEVERANCE

 If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
23. HEADINGS
 Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

24. ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

DFA SECURITIES LLC
By:
Name: Title: Address: Telephone: E-mail: Date:
[Participant] DTC/NSCC Clearing Participant Code:
By:
Name: Title: Address: Telephone: E-mail: Date:

ACCEPTED BY:
STATE STREET BANK AND TRUST COMPANY, as Transfer Agent
By:
Name:
Title:
Address:
Telephone:
E-mail:
Date:

AGREED, SOLELY WITH RESPECT TO SECTIONS 4(C) AND 13(C):

DFA INVESTMENT DIMENSIONS GROUP INC., DFA INVESTMENT TRUST COMPANY, DIMENSIONAL EMERGING MARKETS VALUE FUND, AND DIMENSIONAL INVESTMENT GROUP INC.

By:
Name:
Title:
Address:
Telephone:
E-mail:
Date:

ATTACHMENT A
AUTHORIZED PERSONS
This Attachment A sets forth the names, titles, telephone numbers, and e-mail addresses of all persons (each an “Authorized Person”) authorized to give instructions or any other notice, request or instruction on behalf of ______________________ (the “AP”) pursuant to the Authorized Participant Agreement (“AP Agreement”) by and among DFA Securities LLC, the AP, State Street Bank and Trust Company, and DFA Investment Dimensions Group Inc., DFA Investment Trust Company, Dimensional Emerging Markets Value Fund, and Dimensional Investment Group Inc.  This Attachment A shall be considered to be in full force and effect until the execution of a superseding Attachment A by a duly authorized person of the AP.
The Authorized Persons named herein are the only persons authorized to give instructions or any other notices, requests, or instructions on behalf of the AP with respect to the AP Agreement.

Participant Name NSCC #
NAME	SIGNATURE (digital is acceptable	TITLE	TELEPHONE NUMBER	E-MAIL ADDRESS

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth next to their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP.

By:

Name:

Title:

Date:

ATTACHMENT B
ORDERS FOR PURCHASE OR REDEMPTION OF CREATION UNITS
1. Telephone Orders
If a Participant is unable to place an Order through the transfer agent’s order portal (“Order Portal”), the Participant may call the Transfer Agent and place the Order pursuant to the process described below in this sub-section 2:

a. Order Number. An Authorized Person for the Participant will call the Transfer Agent at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for  placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order  Number. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS CONSIDRED TO BE SUBMITTED ONLY UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY E-MAIL

b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent as an attachment to an e-mail (in PDF or similar file format) to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation.

(i) Clearing Process. The Transfer Agent shall issue a confirmation of Order acceptance generally within 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Transfer Agent, it should contact the telephone representative at the business number indicated.

(ii) Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of ETF Shares on trade date plus one (in the case of redemptions) to the Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of:
(i)	within 15 minutes of such contact with the Participant; or

(ii)
45 minutes after the Order Cut-Off Time. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent, the Order will be deemed invalid and will not be processed.

A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of:

(i)	within 15 minutes of such contact with the Participant; and

(ii)	45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, the Order will be deemed invalid.

2. Acknowledgment Regarding Order Portal and Telephone Transactions.

During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to transact via the Order Portal or reach the Transfer Agent by telephone. Technological irregularities may also make the use of the Order Portal slow or unavailable at times. The Trust, Distributor, or Transfer Agent may terminate the receipt of Orders via the Order Portal or telephone at any time, in which case you may redeem ETF Shares by other means.

3. Acceptance of same day delivery of ETF Shares

A Fund may accept a Purchase Order that is in proper form for same day delivery of ETF Shares (the “Same Day Order”) prior to the determination of a Fund’s next calculated net asset value pursuant to the procedures for purchases of ETF Shares set forth in the Agreement, the Prospectus and the applicable operational process established by the Distributor and designated by the custodian or any relevant sub-custodian for Same Day Orders. In addition, such Same Day Orders will be subject to the process described herein. The Trust and the Distributor each reserve the right to reject or revoke a Same Day Order for any reason, in their sole discretion, and without any liability to the Participant.
Participant Liability for Shortfalls. ETF Shares issued for Same Day Orders prior to the determination of a Fund’s next calculated net asset value require the Participant to provide (i) the requisite Cash Component and/or Deposit Securities, together with the applicable Transaction Fee for such Purchase Order and (ii) an additional deposit of cash (in U.S. Dollars) determined by the Fund to cover the day over day change in the net asset value  of the ETF Shares per Creation Unit included in the Same Day Order and unsettled Deposit Securities (the “Same Day Order Collateral”).  The Same Day Order Collateral must be delivered no later than 3:00 p.m. Eastern Time or such other time as designated by the custodian or any relevant sub-custodian on the business day on which the Same Day Order is accepted (“Purchase Date”). Same Day Order Collateral shall be held by the custodian or any relevant sub-custodian prior to the calculation of the final net asset value of the ETF Shares per Creation Unit included in the Same Day Order, which net asset value calculation shall occur on the Purchase Date at the time and as described in the Prospectus for the relevant Fund (the “Final NAV Calculation”). After the determination of the Final NAV Calculation, if it is determined that the Same Day Order Collateral is insufficient to satisfy the difference between the prior day’s net asset value calculation attributable to the ETF Shares included in the Same Day Order and the Final NAV Calculation attributable to the ETF Shares included in the Same Day Order (the “Shortfall Amount”), then the Participant shall provide an additional deposit of cash equal to such Shortfall Amount by 3:00 p.m. Eastern time on the Business Day following the Purchase Date (the “True-Up Date”).   The Shortfall Amount will be increased by an amount equal to the value of any cash collateral required to be provided for undelivered Deposit Securities as described in the Prospectus.  In the event payment of any Shortfall Amount is not made on or before the True-Up Date, the Participant agrees to pay the Shortfall Amount plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Fund for the Shortfall Amount, plus interest as described above, and any additional costs incurred by the Fund and/or its investment adviser or the Distributor, or any of their affiliates, resulting from such Shortfall Amount. Computation of the Same Day Order Collateral, together with any Shortfall Amount, shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of any Deposit Securities contributed in connection with a Same Day Order, which shall be the sole responsibility of the Participant and not the Fund. The Fund will return any excess portion of the Same Day Order Collateral following the settlement of the Same Day Order. The Fund shall charge, and the Participant agrees to pay to the Fund, the applicable Transaction Fee and any additional fees prescribed in the Agreement, including this Attachment, or in the Prospectus.